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                                                                    Exhibit 23.1


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We consent to the incorporation by reference in the Registration Statements on Form S-8 of Bio-Vascular, Inc. (Registration Nos. 33-85394; 33-22302; 33-94588; 333-14093; 333-14137; and 333-26783) and the Registration Statement of Bio-Vascular, Inc. on Form S-3 (Registration No. 333-64563) of our reports dated December 8, 1998 on our audits of the consolidated financial statements and the related financial statement schedule of Bio-Vascular, Inc. as of October 31, 1998 and 1997, and for the years ended October 31, 1998, 1997, and 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Experts" or "Incorporation of Documents by Reference" or "Incorporation of Certain Documents by Reference" in certain Registration Statements on Form S-8 of Bio-Vascular, Inc. (Registration Nos. 33-94588; 333-14093; 333-14137; and 333-26783)
and under the caption "Experts" in the Registration Statement on Form S-3 of Bio-Vascular, Inc. (Registration No. 333-64563).



                                         PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
January 29, 1999